Exhibit J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of Rydex Dynamic Funds, comprised of Titan 500 Master Portfolio, Tempest 500 Master Portfolio, Velocity 100 Master Portfolio, Venture 100 Master Portfolio, Long Dynamic Dow 30 Master Portfolio, Inverse Dynamic Dow 30 Master Portfolio, Titan 500 Fund, Tempest 500 Fund, Velocity 100 Fund and Venture 100 Fund, Long Dynamic Dow 30 Fund, Inverse Dynamic Dow 30 Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm and Custodian" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 29, 2005